UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 17, 2009
LIGHTING SCIENCE GROUP CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-20354	23-2596710

(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)
120 Hancock Lane, Westampton, NJ 08060
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (609) 265-1401
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01. Entry into a Material Definitive Agreement.
On April 17, 2009, Lighting Science Group Corporation (the “Company”) borrowed an aggregate principal amount of $2 million from Pegasus Partners IV, L.P. (“Pegasus IV”) pursuant to an unsecured Promissory Note executed by the Company to Pegasus IV (the “Note”). Interest on any outstanding principal balance pursuant to the Note accrues at the rate of 8% per annum. Except as described below, all principal and accrued interest on the Note is due on May 15, 2009, and the Note may be prepaid in whole or in part at any time without premium or penalty. The Note is immediately due and payable upon the Company’s failure to pay any of its material debts when due. The Company expects that the loan proceeds will be used to finance the Company’s working capital requirements.
As disclosed on the Company’s current report on Form 8-K filed on February 20, 2009, the Company has committed to use its best efforts to conduct a rights offering. Pursuant to the terms of the Note, the net cash proceeds of any such rights offering generally must first be applied to the payment of: (i) the unpaid principal amount of the Note, together with accrued interest thereon; (ii) the unpaid principal amount of the Company’s outstanding unsecured bridge loans, together with accrued interest thereon; (iii) the anticipated cash needs of the Company during 2009, net of other available financings; and (iv) the Company’s outstanding borrowings that are guaranteed by Pegasus Capital Advisors, L.P. (“Pegasus Capital”) or an affiliate of Pegasus Capital.
As of February 13, 2009, Pegasus IV beneficially owned approximately 69.8% of the common stock of the Company. Pegasus IV is a private equity fund managed by Pegasus Capital.
A copy of the Note is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. You are encouraged to read the Note for a more complete understanding of its terms. The foregoing description of the Note is qualified in its entirety by reference to the full text of the Note.
Section 2 — Financial Information
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
See Item 1.01 for a description of the Company’s financial obligation pursuant to the Note.
Section 9 — Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Number	Exhibit
10.1	Promissory Note, dated April 17, 2009, made by Lighting Science Group Corporation in favor of Pegasus Partners IV, L.P.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTING SCIENCE GROUP CORPORATION
Date: April 23, 2009	By:	/s/ Stephen Hamilton
		Name:	Stephen Hamilton
		Title:	Vice President – Finance

EXHIBIT INDEX

Number	Exhibit
10.1	Promissory Note, dated April 17, 2009, made by Lighting Science Group Corporation in favor of Pegasus Partners IV, L.P.